Exhibit 99

Form 3 Joint Filer Information

Name:   TP Management VII, LLC

Address:   100 Shoreline Highway
           Suite 282, Bldg. B
           Mill Valley, CA 94941

Designated Filer:   Technology Partners Fund VII, L.P.

Issuer & Ticker Symbol:   Thermage, Inc. (THRM)

Date of Event Requiring Statement:   11/09/2006

Signature:   /s/ Sheila Mutter, Managing Member